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LAW OFFICE OF C. RICHARD ROPKA, L.L.C.

C. Richard Ropka, LLM (Tax) †

215 Fries Mill Road

Turnersville, New Jersey 08012

†  Admitted to practice in US Supreme Court,

(856) 374-1744

     US District Court & US Tax Court

(1-866) 272-8505 (Fax)

December 28, 2012

Oracle Family of Funds

Trustees of the Oracle Family of Funds

c/o Oracle Investment Research

182 Island Blvd. FI

Fox Island, WA 98333

Re: Opinion of Counsel Relating to the Registration Statement Filed on Form N-1A under the Securities Act of 1933

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 2 to the Oracle Family of Funds Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 2 to the Registration Statement (the “Amendment”).  We also consent to all references to us in the Amendment.

Very truly yours,

Law Office of C. Richard Ropka, LLC

By: /s/ C/ Richard Ropka, Esq.

C. Richard Ropka, Esq.